Explanatory Note

Rayven Properties, LLC has prepared this Form 1-A/A solely for the purpose of filing Exhibits 3.1 and 11.

PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Broker-Dealer Agreement by and between Rayven Properties, LLC (fka Wild Buildings LLC) and Dalmore Group, LLC, dated November 28, 2022.
2.1*	Certificate of Formation, filed October 6, 2022
2.2*	Certificate of Amendment to the Certificate of Formation, filed December 21, 2022
2.3*	Amended and Restated Limited Liability Company Agreement of the Company, dated February 6, 2023
3.1	Form of Promissory Note
4.1*	Form of Note Subscription Agreement
6.1*	Amended and Restated Management Agreement, by and between Rayven Properties, LLC and Rayven Manager, LLC, dated February 6, 2023
11	Consent of Artesian CPA, LLC
12*	Opinion of CrowdCheck Law, LLP

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on March 29, 2023.

Rayven Properties, LLC

By:	Rayven Manager, LLC Its Manager

	By:	/s/ Owen Barrett
Owen Barrett
Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Owen Barrett	Manager of Rayven Manager, LLC	March 29, 2023
Owen Barrett	(Principal executive officer, principal financial officer and principal accounting officer)

/s/ Chris Pomerleau	Manager of Rayven Manager, LLC	March 29, 2023
Chris Pomerleau